Exhibit 99.1
Post Holdings Reports
Results for the First Quarter of Fiscal Year 2015
St. Louis, Missouri - February 5, 2015 - Post Holdings, Inc. (NYSE:POST), a consumer packaged goods holding company, reported results today for the fiscal quarter ended December 31, 2014.
Highlights:

•	Adjusted EBITDA of $127.6 million

•	Net sales of $1,073.9 million

•	Announced the acquisition of MOM Brands, a leader in the RTE cereal value segment
First Quarter Consolidated Operating Results
First quarter net sales were $1,073.9 million, an increase of $776.9 million, or 261.6%, compared to the prior year. Gross profit increased $134.6 million to $249.1 million for the first quarter compared to the prior year. The sales and gross profit increases were driven by businesses acquired after December 31, 2013.
Selling, general and administrative (SG&A) expenses for the first quarter were $166.0 million or 15.5% of net sales. First quarter 2015 SG&A expenses included $5.0 million of acquisition related transaction expenses for announced transactions. Post incurred one-time SG&A expenses of approximately $3.9 million in the first quarter of fiscal 2015 associated with a business reorganization, previously announced in October 2014.
Adjusted EBITDA was $127.6 million for the first quarter, up $71.7 million compared to the prior year, driven by businesses acquired after December 31, 2013.
Other expense, net was $54.6 million for the first quarter and related to non-cash mark to market adjustments on interest rate swaps.
For the first quarter, the net loss attributable to common shareholders was ($101.6) million, or ($2.04) per diluted common share. Adjusted net loss attributable to common shareholders was ($57.2) million, or ($1.15) per diluted common share. Weighted-average diluted common shares outstanding increased to 49.8 million shares for first quarter 2015 compared to 32.7 million for the prior year quarter. The increase resulted from issuances in fiscal 2014 of an additional 12.1 million shares of common stock and 4.9 million shares related to Post’s tangible equity units, which are calculated on an “if-converted” basis.
Segment Results
As a result of a previously announced business reorganization, Post’s first quarter results are reported in the following three segments: Consumer Brands, Michael Foods Group and Private Label. See the supplemental segment information table presented later in this release which lists the segment in which each of Post’s recently acquired businesses is reported.

In fiscal year 2015, Post changed its methodology for allocating certain corporate costs to segment profit. Accordingly, segment profit for fiscal year 2014 has been adjusted to align with fiscal year 2015 presentation. This change only impacted the Consumer Brands segment profit. See the historical segment information tables in this release for the adjusted presentation, as well as the presentation aligned with Post’s segment reporting structure as described above.
Consumer Brands
Consumer Brands includes the Post Foods ready-to-eat (“RTE”) cereal brands and active nutrition brands.
Net sales were $347.9 million for the first quarter, up $73.8 million, or 26.9%, over reported prior year first quarter. On a comparable basis, net sales declined 5.2%, or $19.0 million, over the same period in fiscal 2014, with active nutrition sales up 1.5% and RTE cereal sales declining 8.8%. As anticipated, Consumer Brands experienced weakness in RTE cereal sales, despite strong consumption data as reported by Nielsen.

Segment profit was $31.3 million, compared to $47.4 million in the prior year. Segment Adjusted EBITDA was $54.5 million, compared to $62.2 million in the prior year. Segment profit and segment Adjusted EBITDA for the first quarter of fiscal 2015 were negatively impacted by one-time expenses of $2.8 million associated with Post’s business reorganization and continued elevated operating expenses at Dymatize. Additionally, segment profit for the first quarter of fiscal 2015 was negatively impacted by an inventory adjustment of $1.9 million resulting from acquisition accounting.
Michael Foods Group
Michael Foods Group includes the predominantly foodservice and food ingredient egg, potato and pasta businesses and the retail cheese business.
Net sales were $599.3 million for the first quarter, and on a comparable basis, were up 4.0%, or $22.9 million, over the same period in fiscal 2014, with volume up 0.9%. Egg products sales were up 0.8%, on a comparable basis, with volume up 0.7%. Refrigerated potato products sales were up 7.0%, on a comparable basis, with volume up 1.7%. Pasta products sales were up 2.3%, on a comparable basis, with volume up 0.7%. Cheese and other dairy case products sales were up 18.3%, with volume up 1.7%.
Segment profit and segment Adjusted EBITDA for the first quarter were $42.1 million and $72.4 million, respectively, and, as anticipated, were negatively impacted by $5.1 million in costs and lost volumes for corrective actions undertaken in connection with isolated fourth quarter fiscal year 2014 product quality issues at Michael Foods.
Private Label
Private Label includes the Golden Boy (including American Blanching as of November 1, 2014) peanut butter, other nut butters, and dried fruit and nut businesses and the Attune Foods cereal, granola and snack businesses.
Net sales were $127.8 million for the first quarter, up $104.6 million over reported prior year first quarter. On a comparable basis, net sales were up 12.4%, or $15.5 million, over the same period in fiscal 2014, with Golden Boy up 13.2% and Attune Foods up 9.1%.
Segment profit was $6.9 million, compared to $2.6 million in the prior year. Segment Adjusted EBITDA was $14.3 million, compared to $4.4 million in the prior year. Segment profit for the first quarter of fiscal 2015 was negatively impacted by an inventory adjustment of $1.3 million resulting from acquisition accounting.
Interest and Income Tax
Net interest expense was $60.1 million for the first quarter compared to $29.0 million for the prior year quarter. The increase was driven by the issuance of $1,505.0 million in aggregate principal amount of senior notes in fiscal year 2014, as well as an increase in outstanding debt from the term loan and the amortizing note portion of the tangible equity units.
Income tax expense was $23.5 million in the first quarter of fiscal 2015, compared to a benefit of ($1.4) million in the first quarter of fiscal 2014. The effective income tax rate was negative (31.8%) for the first quarter of fiscal 2015. The effective income tax rate was adversely impacted by permanent differences incurred in the current year for certain items, including, but not limited to, nondeductible acquisition transaction expenses, partially offset by the favorable impact of the Domestic Production Activities Deduction and tax planning strategies implemented for certain acquisitions. The effective income tax rate is also a function of Post’s estimated range of full year earnings (loss) before income taxes for fiscal 2015, excluding the impact of pending acquisitions (as discussed below). Small variations in earnings (loss) before income taxes and permanent differences are anticipated to have a magnified impact on the effective income tax rate for fiscal 2015.
Update on Acquisitions and Financing
On January 26, 2015, Post announced it has agreed to acquire MOM Brands Company (“MOM Brands”), a leader in the RTE cereal value segment with over 95 years of experience in providing high quality RTE and hot cereal products. The transaction is expected to be completed by the third calendar quarter of 2015, Post’s fiscal fourth quarter, subject to customary closing conditions including the expiration of waiting periods under U.S. antitrust laws.
Post will acquire MOM Brands for $1.15 billion on a cash-free, debt-free basis, subject to working capital and other customary closing adjustments. Under the terms of the agreement, at closing Post will pay $1.05 billion in cash and issue the current owners of MOM Brands approximately 2.45 million shares of Post common stock.
Concurrent with the signing of the agreement, Post obtained financing commitments under which various lenders have committed to provide up to $700 million under a secured term loan facility. On February 3, 2015, Post closed a common stock offering, which resulted in net proceeds to Post of $341.7 million after commissions. Post intends to use the proceeds of the common stock offering, together with cash on hand and up to $700 million of new term loan borrowings, to fund the cash portion of the MOM Brands purchase price.
Outlook
Post management continues to expect fiscal 2015 Adjusted EBITDA to be between $540.0 million and $580.0 million, excluding any contribution from the pending acquisition of MOM Brands. Post management expects progressive improvement in quarterly Adjusted EBITDA throughout fiscal 2015 on a consolidated basis. Expected sequential improvement is primarily driven by recovery at Dymatize, seasonality and cost management initiatives at Post Foods and the timing of commodity cost decreases impacting operating results.

Post management continues to expect fiscal 2015 capital expenditures to be between $115.0 million and $125.0 million, excluding any contribution from the pending acquisition of MOM Brands. This reflects approximately $40.0 million related to growth activities, mostly at Michael Foods for projects carried over from the prior year which are expected to be completed in the first half of fiscal 2015. Maintenance capital expenditures are expected to be between $75.0 million and $85.0 million.
Use of Non-GAAP Measures
Certain financial measures in this release are non-GAAP measures, including Adjusted EBITDA. Management believes the use of such non-GAAP measures provides increased transparency and assists investors in understanding the underlying operating performance of the Company and its segments and in the analysis of ongoing operating trends. These measures may not be comparable to similarly-titled measures of other companies. See the tables provided in this release for reconciliations to the most directly comparable GAAP financial measures.
Conference Call to Discuss Earnings Results and Outlook
The Company will host a conference call on Friday, February 6, 2015 at 9:00 a.m. Eastern Time. During the call, Robert V. Vitale, President and Chief Executive Officer, and Jeff A. Zadoks, Senior Vice President and Chief Financial Officer, will discuss financial results for the first quarter of fiscal year 2015 and fiscal year 2015 outlook and respond to questions.
Interested parties may join the conference call by dialing (877) 540-0891 in the United States and (678) 408-4007 from outside the United States. The conference identification number is 75750155. Interested parties are invited to listen to the webcast of the conference call, which can be accessed by visiting the Investor Relations section of the Company’s website at www.postholdings.com.

A replay of the conference call will be available through Friday, February 13, 2015, by dialing (800) 585-8367 in the United States and (404) 537-3406 from outside the United States and using the conference identification number 75750155. A webcast replay will also be available for a limited period on the Company’s website in the Investor Relations section.
Forward-Looking Statements
Certain matters discussed in this release and on the conference call are forward-looking statements, including our Adjusted EBITDA outlook for fiscal 2015, expectations for progressive improvement in quarterly Adjusted EBITDA throughout fiscal 2015 on a consolidated basis and capital expenditures expectations, including expectations for growth activities and maintenance. Such statements involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Potential risks and uncertainties include our ability to obtain financing and access to capital for our pending acquisition of MOM Brands or our ability to otherwise complete the acquisition; the timing to consummate the acquisition of MOM Brands, the ability and timing to obtain required regulatory approvals for the MOM Brands acquisition, including antitrust approvals, and to satisfy other closing conditions; our high leverage and substantial debt, including covenants that restrict the operation of our business; our ability to service outstanding debt or obtain additional financing, including secured and unsecured debt; our ability to continue to compete in our product markets and our ability to retain market position; our ability to identify and complete acquisitions, manage growth and integrate acquisitions; changes in our cost structure, management, financing and business operations; significant volatility in the costs of certain raw materials, commodities, packaging or energy used to manufacture our products; our ability to maintain competitive pricing, introduce new products or successfully manage costs; our ability to successfully implement business strategies to reduce costs; impairment in the carrying value of goodwill or other intangibles; the loss or bankruptcy of a significant customer; allegations that products cause injury or illness, product recalls and product liability claims and other litigation; our ability to anticipate and respond to changes in consumer preferences and trends; changes in economic conditions and consumer demand for our products; disruptions in the U.S. and global capital and credit markets; labor strikes, work stoppages or unionization efforts; legal and regulatory factors, including changes in advertising and labeling laws, food safety and laws and regulations governing animal feeding operations; our ability to comply with increased regulatory scrutiny related to certain of our products and/or international sales; the ultimate impact litigation may have on us, including the lawsuit (to which Michael Foods is a party) alleging violations of federal and state antitrust laws in the egg industry; our reliance on third party manufacturers for certain of our products; disruptions or inefficiencies in supply chain; our ability to recognize the expected benefits of the closing of the Modesto, California manufacturing facility; fluctuations in foreign currency exchange rates; consolidations among the retail grocery and foodservice industries; change in estimates in critical accounting judgments and changes to or new laws and regulations affecting our business; losses or increased funding and expenses related to qualified pension plans; loss of key employees; our ability to protect our intellectual property; changes in weather conditions, natural disasters, disease outbreaks and other events beyond our control; our ability to successfully operate international operations in compliance with applicable laws and regulations; our ability to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act of 2002, including with respect to acquired businesses; business disruptions caused by information technology failures and/or technology hacking; and other risks and uncertainties described in the Company’s filings with the Securities and Exchange Commission. These forward-looking statements represent the Company’s judgment as of the date of this release. The Company disclaims, however, any intent or obligation to update these forward-looking statements.
About Post Holdings, Inc.
Post Holdings, Inc., headquartered in St. Louis, Missouri, is a consumer packaged goods holding company operating in the center-of-the-store, active nutrition, refrigerated and private label food categories. Post’s Consumer Brands portfolio spans from center-of-the-store to active nutrition, offering a broad range of choices to meet the taste and nutritional needs of a variety of consumers and includes recognized brands such as Honey Bunches of Oats®, Pebbles™, Great Grains®, Grape-Nuts®, Honeycomb®, PowerBar®, Premier Protein®, Supreme Protein® and Dymatize®. Through its Michael Foods Group, Post supplies value-added egg products, refrigerated potato products, cheese and other dairy case products and dry pasta products to the private label retail, foodservice and ingredient channels and markets retail brands including All Whites®, Better’n Eggs®, Simply Potatoes® and Crystal Farms®. Post also manufactures private label cereal, granola, peanut butter and other nut butters, dried fruits and baking and snacking nuts. For more information, visit www.postholdings.com.

Contact:
Investor Relations
Brad Harper
brad.harper@postfoods.com
(314) 644-7626

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(in millions, except per share data)

	Quarter Ended December 31,
	2014	2013

Net Sales	$1,073.9	$297.0
Cost of goods sold	824.8	182.5
Gross Profit	249.1	114.5

Selling, general and administrative expenses	166.0	81.9
Amortization of intangible assets	33.5	5.7
Loss on foreign currency	1.2	1.6
Other operating expenses, net	7.5	0.1
Operating Profit	40.9	25.2

Interest expense, net	60.1	29.0
Other expense, net	54.6	—
Loss before Income Taxes	(73.8)	(3.8)
Income tax provision (benefit)	23.5	(1.4)
Net Loss	(97.3)	(2.4)
Preferred stock dividends	(4.3)	(2.6)
Net Loss Available to Common Shareholders	$(101.6)	$(5.0)

Net Loss per Common Share:
Basic	$(2.04)	$(0.15)
Diluted	$(2.04)	$(0.15)

Weighted-Average Common Shares Outstanding:
Basic	49.8	32.7
Diluted	49.8	32.7

CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
(in millions)

	December 31, 2014	September 30, 2014
ASSETS
Current Assets
Cash and cash equivalents	$176.7	$268.4
Restricted cash	13.6	84.8
Receivables, net	409.0	413.7
Inventories	436.5	380.7
Deferred income taxes	21.8	27.0
Prepaid expenses and other current assets	38.7	44.4
Total Current Assets	1,096.3	1,219.0

Property, net	860.1	831.9
Goodwill	2,948.4	2,886.7
Other intangible assets, net	2,737.5	2,643.0
Other assets	74.4	150.5
Total Assets	$7,716.7	$7,731.1

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Current portion of long-term debt	$24.7	$25.6
Accounts payable	231.8	225.0
Other current liabilities	328.2	269.3
Total Current Liabilities	584.7	519.9

Long-term debt	3,823.4	3,830.5
Deferred income taxes	895.1	915.1
Other liabilities	240.2	182.4
Total Liabilities	5,543.4	5,447.9

Shareholders’ Equity
Preferred stock	0.1	0.1
Common stock	0.5	0.5
Additional paid-in capital	2,670.6	2,669.3
Accumulated deficit	(403.0)	(305.7)
Accumulated other comprehensive loss	(41.5)	(27.6)
Treasury stock, at cost	(53.4)	(53.4)
Total Shareholders’ Equity	2,173.3	2,283.2
Total Liabilities and Shareholders’ Equity	$7,716.7	$7,731.1

SELECTED CONDENSED CONSOLIDATED CASH FLOW INFORMATION (Unaudited)
(in millions)

	Quarter Ended December 31,
	2014	2013
Cash provided by (used in):
Operating activities	$57.2	$24.9
Investing activities, including capital expenditures of $23.7 and $16.5	(136.7)	(345.7)
Financing activities	(11.6)	804.6
Effect of exchange rate changes on cash and cash equivalents	(0.6)	(0.9)
Net (decrease) increase in cash and cash equivalents	$(91.7)	$482.9

SEGMENT INFORMATION (Unaudited)
(in millions)

	Quarter Ended December 31,
	2014	2013
Net Sales
Consumer Brands	$347.9	$274.1
Michael Foods Group	599.3	—
Private Label	127.8	23.2
Eliminations	(1.1)	(0.3)
Total	$1,073.9	$297.0
Segment Profit
Consumer Brands	$31.3	$47.4
Michael Foods Group	42.1	—
Private Label	6.9	2.6
Total segment profit	80.3	50.0
General corporate expenses and other	32.3	20.8
Accelerated depreciation on plant closure	—	2.7
Loss on assets held for sale	7.1	—
Losses on hedge of purchase price of foreign currency denominated acquisition	—	1.3
Interest expense	60.1	29.0
Other expense, net	54.6	—
Loss before Income Taxes	$(73.8)	$(3.8)

SUPPLEMENTAL SEGMENT INFORMATION
Results include two acquisitions completed in fiscal 2015 and four acquisitions completed in fiscal 2014. Each acquired business is included in results as of its respective closing date as listed below:

Business	Segment	Acquisition Date
Dakota Growers Pasta Company	Michael Foods Group	January 1, 2014
Golden Boy Foods	Private Label	February 1, 2014
Dymatize Enterprises	Consumer Brands	February 1, 2014
Michael Foods	Michael Foods Group	June 2, 2014
PowerBar and Musashi and related assets	Consumer Brands	October 1, 2014
American Blanching Company	Private Label	November 1, 2014

RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA (Unaudited)
(in millions)

	Quarter Ended December 31,
	2014	2013
Net Loss	$(97.3)	$(2.4)
Income tax provision (benefit)	23.5	(1.4)
Interest expense, net	60.1	29.0
Depreciation and amortization, including accelerated depreciation	63.1	21.1
Non-cash stock-based compensation	6.3	3.4
Acquisition related transaction costs	5.0	3.4
Integration costs	2.1	—
Non-cash mark to market adjustments and settlements on interest rate swaps	54.6	—
Loss on assets held for sale	7.1	—
Gain on change in fair value of acquisition earn-out	(0.7)	—
Losses on hedge of purchase price of foreign currency denominated acquisitions	—	1.3
Mark to market adjustments on commodity hedges	(2.0)	(0.9)
Inventory valuation adjustments on acquired businesses	3.2	—
Foreign currency loss on intercompany loans	1.4	—
Restructuring and plant closure costs	0.8	2.2
Spin-Off costs/post Spin-Off non-recurring costs	0.4	0.2
Adjusted EBITDA	$127.6	$55.9
Adjusted EBITDA as a percentage of Net Sales	11.9%	18.8%

RECONCILIATION OF SEGMENT PROFIT TO ADJUSTED EBITDA (Unaudited)
QUARTER ENDED DECEMBER 31, 2014
(in millions)

	Consumer Brands	Michael Foods Group	Private Label	Corporate/ Other	Total
Segment Profit	$31.3	$42.1	$6.9	$—	$80.3
General corporate expenses and other	—	—	—	(32.3)	(32.3)
Loss on assets held for sale	—	—	—	(7.1)	(7.1)
Operating Profit	31.3	42.1	6.9	(39.4)	40.9
Depreciation and amortization	19.1	36.6	6.0	1.4	63.1
Non-cash stock-based compensation	—	—	—	6.3	6.3
Acquisition related transaction costs	—	—	—	5.0	5.0
Integration costs	2.0	—	—	0.1	2.1
Loss on assets held for sale	—	—	—	7.1	7.1
Gain on change in fair value of acquisition earn-out	—	—	—	(0.7)	(0.7)
Mark to market adjustments on commodity hedges	—	(7.1)	—	5.1	(2.0)
Inventory valuation adjustments on acquired businesses	1.9	—	1.3	—	3.2
Foreign currency loss on intercompany loans	0.2	0.8	0.1	0.3	1.4
Restructuring and plant closure costs	—	—	—	0.8	0.8
Spin-Off costs/post Spin-Off non-recurring costs	—	—	—	0.4	0.4
Adjusted EBITDA	$54.5	$72.4	$14.3	$(13.6)	$127.6
Adjusted EBITDA as a percentage of Net Sales	15.7%	12.1%	11.2%	—	11.9%

RECONCILIATION OF SEGMENT PROFIT TO ADJUSTED EBITDA (Unaudited)
QUARTER ENDED DECEMBER 31, 2013
(in millions)

	Consumer Brands	Michael Foods Group	Private Label	Corporate/ Other	Total
Segment Profit	$47.4	$—	$2.6	$—	$50.0
General corporate expenses and other	—	—	—	(20.8)	(20.8)
Losses on hedge of purchase price of foreign currency denominated acquisition	—		—	(1.3)	(1.3)
Accelerated depreciation on plant closure	—	—	—	(2.7)	(2.7)
Operating Profit	47.4	—	2.6	(24.8)	25.2
Depreciation and amortization, including accelerated depreciation	14.8	—	1.8	4.5	21.1
Non-cash stock-based compensation	—	—	—	3.4	3.4
Acquisition related transaction costs	—	—	—	3.4	3.4
Losses on hedge of purchase price of foreign currency denominated acquisition	—	—	—	1.3	1.3
Mark to market adjustments on commodity hedges	—	—	—	(0.9)	(0.9)
Restructuring and plant closure costs	—	—	—	2.2	2.2
Spin-Off costs/post Spin-Off non-recurring costs	—	—	—	0.2	0.2
Adjusted EBITDA	$62.2	$—	$4.4	$(10.7)	$55.9
Adjusted EBITDA as a percentage of Net Sales	22.7%	—	19.0%	—	18.8%

RECONCILIATION OF NET LOSS AVAILABLE TO COMMON SHAREHOLDERS
TO ADJUSTED NET (LOSS) EARNINGS AVAILABLE TO COMMON SHAREHOLDERS (Unaudited)
(in millions, except per share data)

	Quarter Ended December 31,
	2014	2013
Net Loss Available to Common Shareholders	$(101.6)	$(5.0)

Adjustments:
Acquisition related transaction costs	5.0	3.4
Integration costs	2.1	—
Non-cash mark to market adjustments and settlements on interest rate swaps	54.6	—
Loss on assets held for sale	7.1	—
Gain on change in fair value of acquisition earn-out	(0.7)	—
Losses on hedge of purchase price of foreign currency denominated acquisition	—	1.3
Mark to market adjustments on commodity hedges	(2.0)	(0.9)
Inventory valuation adjustments on acquired businesses	3.2	—
Foreign currency loss on intercompany loans	1.4	—
Restructuring and plant closure costs, including accelerated depreciation	0.8	4.9
Spin-Off costs/post Spin-Off non-recurring costs	0.4	0.2
Total Net Adjustments	71.9	8.9
Income tax effect on adjustments	(27.5)	(3.2)
Adjusted Net (Loss) Earnings Available to Common Shareholders	$(57.2)	$0.7

Weighted-Average Shares Outstanding - Diluted	49.8	32.7

Adjusted Diluted Net (Loss) Earnings per Common Share	$(1.15)	$0.02

HISTORICAL SEGMENT INFORMATION (Unaudited)
(in millions)

As a result of a previously announced business reorganization, Post has changed its reportable segments to the following three segments: Consumer Brands, Michael Foods Group and Private Label.

Beginning with the quarter ended December 31, 2014, Post changed its methodology for allocating certain corporate costs to segment profit. Accordingly, segment profit for fiscal year 2014 has been adjusted to align with fiscal year 2015 presentation. This change only impacted the Consumer Brands segment profit.

The following tables present adjusted information about Post’s reportable segments, as well as the presentation aligned with Post’s segment reporting structure as described above, for the historical periods of the fiscal quarters ended March 31, 2014; June 30, 2014; and September 30, 2014. Please refer to the tables presented earlier in this release for the adjusted information for the fiscal quarter ended December 31, 2013.

	Quarter Ended
	March 31, 2014	June 30, 2014	September 30, 2014
Net Sales
Consumer Brands	$310.1	$324.9	$347.3
Michael Foods Group	66.7	212.7	595.4
Private Label	61.2	95.6	100.6
Eliminations	—	(0.2)	(0.2)
Total	$438.0	$633.0	$1,043.1
Segment Profit (Loss)
Consumer Brands	$38.6	$42.3	$43.3
Michael Foods Group	(1.2)	(9.6)	32.4
Private Label	3.9	5.0	7.5
Total segment profit	41.3	37.7	83.2
General corporate expenses and other	27.8	27.6	21.6
Accelerated depreciation on plant closure	2.0	2.1	1.2
Losses on hedge of purchase price of foreign currency denominated acquisition	11.8	—	—
Impairment of goodwill and other intangible assets	—	—	295.6
Loss on assets held for sale	—	—	5.4
Interest expense	37.3	57.0	60.4
Other expense, net	—	6.8	28.7
Loss before Income Taxes	$(37.6)	$(55.8)	$(329.7)

HISTORICAL RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA (Unaudited)
(in millions)

	Quarter Ended
	March 31, 2014	June 30, 2014	September 30, 2014
Net Loss	$(18.3)	$(35.1)	$(287.4)
Income tax (benefit) provision	(19.3)	(20.7)	(42.3)
Interest expense, net	37.3	57.0	60.4
Depreciation and amortization, including accelerated depreciation	30.1	42.7	61.9
Restructuring and plant closure costs	1.3	0.3	1.8
Non-cash stock-based compensation	4.0	3.6	3.5
Acquisition related transaction costs	10.5	12.4	1.4
Integration costs	1.3	2.9	1.1
Non-cash mark to market adjustments and settlements on interest rate swaps	—	6.8	28.7
Loss on assets held for sale	—	—	5.4
Gain on change in fair value of acquisition earn-out	—	(2.1)	(2.6)
Losses on hedge of purchase price of foreign currency denominated acquisition	11.8	—	—
Legal settlement	(2.0)	—	—
Mark to market adjustments on commodity hedges	(0.6)	2.0	9.3
Impairment of goodwill and other intangible assets	—	—	295.6
Inventory valuation adjustments on acquired businesses	7.3	17.7	1.1
Gain from insurance proceeds	—	—	(3.4)
Foreign currency loss on intercompany loans	—	—	0.8
Spin-Off costs/post Spin-Off non-recurring costs	0.1	0.3	2.0
Adjusted EBITDA	$63.5	$87.8	$137.3
Adjusted EBITDA as a percentage of Net Sales	14.5%	13.9%	13.2%

HISTORICAL RECONCILIATION OF SEGMENT PROFIT (LOSS) TO ADJUSTED EBITDA (Unaudited)
QUARTER ENDED MARCH 31, 2014
(in millions)

	Consumer Brands	Michael Foods Group	Private Label	Corporate/ Other	Total
Segment Profit (Loss)	$38.6	$(1.2)	$3.9	$—	$41.3
General corporate expenses and other	—	—	—	(27.8)	(27.8)
Losses on hedge of purchase price of foreign currency denominated acquisition	—	—	—	(11.8)	(11.8)
Accelerated depreciation on plant closure	—	—	—	(2.0)	(2.0)
Operating Profit (Loss)	38.6	(1.2)	3.9	(41.6)	(0.3)
Depreciation and amortization, including accelerated depreciation	17.0	5.2	3.8	4.1	30.1
Non-cash stock-based compensation	—	—	—	4.0	4.0
Acquisition related transaction costs	0.2	—	—	10.3	10.5
Integration costs	—	—	—	1.3	1.3
Losses on hedge of purchase price of foreign currency denominated acquisition	—	—	—	11.8	11.8
Legal settlement	—	—	—	(2.0)	(2.0)
Mark to market adjustments on commodity hedges	—	—	—	(0.6)	(0.6)
Restructuring and plant closure costs	—	—	—	1.3	1.3
Spin-Off costs/post Spin-Off non-recurring costs	—	—	—	0.1	0.1
Inventory valuation adjustments on acquired businesses	2.0	4.1	1.2	—	7.3
Adjusted EBITDA	$57.8	$8.1	$8.9	$(11.3)	$63.5
Adjusted EBITDA as a percentage of Net Sales	18.6%	12.1%	14.5%	—	14.5%

HISTORICAL RECONCILIATION OF SEGMENT PROFIT (LOSS) TO ADJUSTED EBITDA (Unaudited)
QUARTER ENDED JUNE 30, 2014
(in millions)

	Consumer Brands	Michael Foods Group	Private Label	Corporate/ Other	Total
Segment Profit (Loss)	$42.3	$(9.6)	$5.0	$—	$37.7
General corporate expenses and other	—	—	—	(27.6)	(27.6)
Accelerated depreciation on plant closure	—	—	—	(2.1)	(2.1)
Operating Profit (Loss)	42.3	(9.6)	5.0	(29.7)	8.0
Depreciation and amortization, including accelerated depreciation	18.5	15.3	5.2	3.7	42.7
Non-cash stock-based compensation	—	—	—	3.6	3.6
Acquisition related transaction costs	0.1	—	—	12.3	12.4
Integration costs	—	—	—	2.9	2.9
Gain on change in fair value of acquisition earn-out	—	—	—	(2.1)	(2.1)
Mark to market adjustments on commodity hedges	—	1.1	—	0.9	2.0
Restructuring and plant closure costs	—	—	—	0.3	0.3
Spin-Off costs/post Spin-Off non-recurring costs	—	—	—	0.3	0.3
Inventory valuation adjustments on acquired businesses	1.9	15.8	—	—	17.7
Adjusted EBITDA	$62.8	$22.6	$10.2	$(7.8)	$87.8
Adjusted EBITDA as a percentage of Net Sales	19.3%	10.6%	10.7%	—	13.9%

HISTORICAL RECONCILIATION OF SEGMENT PROFIT TO ADJUSTED EBITDA (Unaudited)
QUARTER ENDED SEPTEMBER 30, 2014
(in millions)

	Consumer Brands	Michael Foods Group	Private Label	Corporate/ Other	Total
Segment Profit	$43.3	$32.4	$7.5	$—	$83.2
General corporate expenses and other	—	—	—	(21.6)	(21.6)
Accelerated depreciation on plant closure	—	—	—	(1.2)	(1.2)
Impairment of goodwill and other intangible assets	(295.6)	—	—	—	(295.6)
Loss on assets held for sales	—	—	—	(5.4)	(5.4)
Operating (Loss) Profit	(252.3)	32.4	7.5	(28.2)	(240.6)
Depreciation and amortization, including accelerated depreciation	18.3	36.1	4.9	2.6	61.9
Non-cash stock-based compensation	—	—	—	3.5	3.5
Acquisition related transaction costs	—	—	—	1.4	1.4
Integration costs	0.5	—	—	0.6	1.1
Loss on assets held for sale	—	—	—	5.4	5.4
Gain on change in fair value of acquisition earn-out	—	—	—	(2.6)	(2.6)
Mark to market adjustments on commodity hedges	—	5.8	—	3.5	9.3
Impairment of goodwill and other intangible assets	295.6	—	—	—	295.6
Restructuring and plant closure costs	—	—	—	1.8	1.8
Gain from insurance proceeds	—	(3.4)	—	—	(3.4)
Foreign currency loss on intercompany loans	—	0.6	—	0.2	0.8
Spin-Off costs/post Spin-Off non-recurring costs	—	—	—	2.0	2.0
Inventory valuation adjustments on acquired businesses	—	1.1	—	—	1.1
Adjusted EBITDA	$62.1	$72.6	$12.4	$(9.8)	$137.3
Adjusted EBITDA as a percentage of Net Sales	17.9%	12.2%	12.3%	—	13.2%